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     VIA FEDERAL EXPRESS
     -------------------

     Sharon Baker Morin, Esq.
     State Street Bank and Trust Company
     1776 Heritage Drive
     North Quincy, Massachusetts  02171-2197

     Dear Sharon:

              Pursuant to  section 9  of the  transfer agency  contract  between
     State Street Bank and Trust Company ("State Street") and Neuberger & Berman Income Funds dated as of July 2, 1993, we request that Neuberger & Berman New York Insured Intermediate Fund ("NY Insured") be added as a Portfolio governed by that transfer agency contract. The addition of NY Insured is effective as of January 24, 1994. Please indicate State Street's acceptance of this request by having a duly authorized officer of State Street sign in the space indicated below.

                                                Sincerely,


                                                /s/ Michael J. Weiner
                                                ---------------------------
                                                Name:
                                                Title:  Michael J. Weiner, V.P.
                                                        ------------------------
                                                Neuberger & Berman Income Funds

     Accepted by State Street
     Bank and Trust Company


     /s/ Ronald E. Logue
     --------------------------------
     Name:  Ronald E. Logue
     Title: Executive Vice President
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